EXHIBIT 10.8
AMENDMENT
This Amendment dated this 24th day of April, 2000 to be made part of a certain Lease between Commonwealth Management Corporation, Agent and now superceded by Equivest Management Corporation, Agent, (hereinafter called Landlord) and Health Business Systems (hereinafter called Tenant) executed July 1, 1991, for space in the Building located at 730 Lo is Drive, Warminster, PA.
Now, Thereby, for full and valuable consideration, receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby agree as follows;
1.	The term shall be extended to 9/30/03.

2.	Tenant shall lease an additional 5140 rentable square feet.

3.	The rental for the additional space only shall be:
06701/00-09/30/00 — $5140.00/Month plus electric
10/01/00-09/30/01 — $5247;00/Month plus electric
10/01/01-09/30/03 — $5354;16/Month plus electric
4.	Tenant shall pay electric oh the original 17695 rentable square feet as of 10/01/01.

5.	The rentals for the original 17695 rentable square feet shall be $18432.29 as of 10/01/01.

6.	Landlord at their sole cost shall perform the improvements as per the approved Plan along with building standard carpet and paint.

7.	All other terms and conditions of the original Lease shall remain the same,

AGREED AND ACCEPTED BY	AGREED AND ACCEPTED BY

/s/ Illegible	/s/ 04/26/2000

Equivest Management, Agent	Health Business Systems, Inc.